CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We issued our report dated April 5, 2000, accompanying the financial statements of Wasatch Pharmaceutical, Inc. included in its annual report on Form 10-KSB for the year ended December 31, 1999, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8. We also consent to the reference to us under the heading "EXPERTS" in such propectus.

/s/ Thomas Leger & Co., L.L.P.

Houston, TX
December 29, 2000